AMGEN INC.


                                  Exhibit 21


     SUBSIDIARY                    STATE OF
                                   INCORPORATION
     (Name under which             OR
     subsidiary does business)     ORGANIZATION




     Amgen AB                      Sweden

     Amgen Australia Pty Limited   Australia

     Amgen-Bio-Farmaceutica, Lda.  Portugal

     Amgen Boulder Development     Colorado
          Corporation

     Amgen Boulder Production      Colorado
          Corporation

     Amgen B.V.                    The Netherlands

     Amgen Cambridge Real Estate   Delaware
          Holdings Inc.

     Amgen Canada Inc.             Canada

     Amgen Caribe Corporation      Puerto Rico

     Amgen (Europe) AG             Switzerland

     Amgen Europe B.V.             The Netherlands

     Amgen GmbH                    Austria

     Amgen GmbH                    Germany

     Amgen Greater China, Ltd.     Hong Kong

     Amgen Holding, Inc.           California

     Amgen International Inc.      Delaware

     Amgen Kabushiki Kaisha        Japan

     Amgen Limited                 United Kingdom

     Amgen N.V.                    Belgium

     Amgen Puerto Rico, Inc.       Delaware
                                       1

     SUBSIDIARY                    STATE OF
                                   INCORPORATION
     (Name under which             OR
     subsidiary does business)     ORGANIZATION


     Amgen Sales Corporation       Barbados

     Amgen S.A.                    France

     Amgen S.A.                    Spain

     Amgen S.p.A.                  Italy

     Kirin-Amgen, Inc.             Delaware

     Synergen B.V.                 The Netherlands

     Synergen Europe, Inc.         Colorado